Third Amendment
to the Blue Sky Agreement Dated December 3, 2004, by and among
California Investment Trust and
ALPS Fund Services, Inc.

THIS AMENDMENT is made as of October 10, 2011, by and between CALIFORNIA INVESTMENT TRUST (the "Fund") and ALPS FUND SERVICES, INC. ("ALPS").

WHEREAS, the Fund and ALPS have entered into a Blue Sky Services Agreement (the "Agreement") dated December 3, 2004, as amended from time to time.

WHEREAS, effective October 10, 2011, the parties desire to add the Shelton Greater China Fund as a party to the Agreement, and the Shelton Greater China Fund desires to b come a party to the Agreement.

WHEREAS, the Fund and ALPS wish to modify the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

I.
Addition of Trust. Effective October 10, 2011, all references to "California Investment Trust" shall be deleted and replaced with references to both "California Investment Trust" and "Shelton Greater China Fund," which shall be defined collectively as the "Funds" for purposes of the Agreement wherever the term "Fund" appears therein.

2.
Change in Incorporation. Effective October 10, 2011, all references to the Funds as "Delaware statutory trusts" should be deleted and replaced with "Massachusetts business trust" with respect to the Shelton Greater China Fund.

3.	Appendix A- CIT Fund List. Appendix A to the Agreement is hereby deleted and replaced in its entirety with the Appendix A attached hereto.

4.
Miscellaneous. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

CALIFORNIA INVESTMENT TRUST /s/ Steve Rogers Name: Steve C. Rogers Title: CEO	SHELTON GREATER CHINA FUND /s/ Steve Rogers Name: Steve C. Rogers Title: CEO

ALPS FUNDS SERVICES, INC. By: /s/ Jeremy O. May Name: Title:

APPENDIX A- CIT FUNDS

Dated as of October 10, 2011

CALIFORNIA TAX-FREE INCOME FUND
Investor Class

CALIFORNIA INSURED INTERMEDIATE FUND
Investor Class

CALIFORNIA TAX-FREE MONEY MARKET FUND
Investor Class

S&P 500 INDEX FUND
Investor Class
Class K

S&P MIDCAP INDEX FUND
Investor Class
Class K

S&P SMALLCAP INDEX FUND
Investor Class
Class K

EQUITY INCOME FUND
Investor Class
Class K
Class A
Class B

NASDAQ-I 00 INDEX FUND
Investor Class
Class K

EUROPEAN GROWTH & INCOME FUND
Investor Class
Class K

U.S. GOVERNMENT SECURITIES FUND
Investor Class
Class K
Class A
Class B

SHORT-TERM U.S. GOVT. BOND FUND
Investor Class
Class K

THE UNITED STATES TREASURY TRUST
Investor Class
Class K

SHELTON GREATER CHINA FUND
Sole Share Class